UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2022

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Bering Drive, Suite 400
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Form 8-K/A (the “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of Comfort Systems USA, Inc., dated May 26, 2022 (the “Form 8-K”). The purpose of this Form 8-K/A is to add Exhibit 10.1 to the Form 8-K. Except for the addition of Exhibit 10.1, this Form 8-K/A does not update, modify or amend any disclosure set forth in the Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of the Comfort Systems USA, Inc. (the “Company”) dated May 26, 2022 announcing that, as of May 25, 2022, the Company entered into an amended and restated senior credit facility (the “Facility”) with certain subsidiaries of the Company, as guarantors (the “Guarantors”), arranged by Wells Fargo Bank, National Association (the “Agent”) and provided by a syndicate of banks including Wells Fargo Bank, National Association and other lenders from time to time party thereto (the “Lenders”).

The Facility is secured by a first lien on substantially all of the Company’s personal property except for assets related to projects subject to surety bonds and assets held by certain unrestricted subsidiaries and captive insurance entities, and a second lien on the Company’s assets related to projects subject to surety bonds. The Facility provides an increased line of credit to the Company from $600 million (of which $450 million was a revolving credit facility), under the Company’s previous senior credit facility, to $850 million. The Facility includes an option to increase the commitments by an amount up to the greater of (a) $250 million and (b) 1.0x the Company’s Consolidated EBITDA (as defined in the Facility). The line of credit includes up to $175 million issuable in the form of letters of credit. The Facility will expire on July 5, 2027 and contains the following financial covenants:

Net Leverage Ratio — The Facility requires that the ratio of (a) the Company’s Consolidated Total Indebtedness (as defined in the Facility), minus unrestricted cash and cash equivalents up to $100,000,000 to (b) its Consolidated EBITDA (such ratio, the “Net Leverage”) not exceed 3.50 to 1.00 as of the end of each fiscal quarter through the maturity date.

Interest Coverage Ratio — The Facility requires that the ratio of (a) its Consolidated EBITDA to (b) its Consolidated Interest Expense (as defined in the Facility) not be less than 3.00 to 1.00 as of the end of each fiscal quarter through the maturity date.

Other Restrictions — The Facility (a) permits unlimited acquisitions when Net Leverage is less than or equal to 3.25 to 1.00, (b) expands certain baskets for permitted indebtedness and liens, and (c) permits unlimited distributions, stock repurchases, and investments when Net Leverage is less than or equal to 2.75 to 1.00.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit Number	Description
10.1	Third Amended and Restated Credit Agreement dated as of May 25, 2022 by and among Comfort Systems USA, Inc., as Borrower, the Lenders listed on the signature pages thereof, and Wells Fargo Bank, National Association, as Agent for the Lenders.

99.1	Press Release of Comfort Systems USA, Inc., dated December May 26, 2022, announcing the Company’s entry into an Amended and Restated Senior Credit Facility.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

By:	/s/ Laura Howell
Laura Howell, Senior Vice President, General Counsel, and Secretary

Date:          May 27, 2022

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